UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 14, 2011

SELWAY CAPITAL ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54527	27-4563770
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

74 Grand Avenue 2nd Floor Englewood, NJ	07631
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 541-1083

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 14, 2011, the initial public offering (“IPO”) of 2,000,000 units (the “Units”) of Selway Capital Acquisition Corporation (the “Company”) was consummated.  Each Unit issued in the IPO consists of one callable Series A Share and one redeemable warrant to purchase one share of common stock at $7.50 per share.  The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $20,000,000.  Simultaneous with the consummation of the IPO, the Company also completed an offering of 2,333,333 warrants to the Company’s sponsor, Selway Capital Holdings LLC, generating gross proceeds of approximately $1,750,000. The audited financial statements as of November 14, 2011 reflecting receipt of the proceeds of the IPO and the warrant offering is included as Exhibit 99.1 to this Current Report on Form 8-K.  A copy of the press release announcing the consummation of the IPO is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits

 (d)           Exhibits:

Exhibit No.       Description

99.1           Audited Financial Statements.

99.2           Press release, dated November 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2011	SELWAY CAPITAL ACQUISITION CORPORATION

	By:	/s/ Edmundo Gonzalez
Name: Edmundo Gonzalez
Title: Chief Financial Officer